UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 20, 2012

VISTEON CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-15827	38-3519512
(State or other jurisdiction of incorporation)	(Commission File Number)	(I RS Employer Identification No.)

One Village Center Drive, Van Buren Township, Michigan		48111
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (800)-VISTEON

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On April 20, 2012, Herbert Henkel, Karl Krapek, Philippe Guillemot and Mark Hogan informed Visteon Corporation (the “Company”) that they will not stand for re-election as members of the Company’s Board of Directors at the Company’s upcoming annual meeting of stockholders scheduled to be held on June 14, 2012. None of these directors had any disagreement with the Company on any matter relating to the Company’s operations, strategy, policies or practices. The Company has named Robert Manzo, along with the remaining incumbent directors, in its 2012 proxy statement as director nominees for election at the upcoming annual meeting. The Company has retained a nationally recognized executive search firm to assist in its search for further replacement director candidates. The Company will continue to evaluate candidates and may select additional directors in the future.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VISTEON CORPORATION

Date: April 26, 2012	By:	/s/ Michael K. Sharnas
Michael K. Sharnas
Vice President
and General Counsel